Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-236877) of Cigna Corporation of our report dated June 29, 2022 relating to the financial statements and supplemental schedule of Cigna 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 29, 2022